UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2004

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 MANOR PARK DRIVE, P.O.BOX 28183, COLUMBUS, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2004, the Board of Directors of Core Molding Technologies, Inc. approved certain amendments to the Core Molding Technologies, Inc. Cash Profit Sharing Plan (the "Plan"). The amendments modify the distribution of the profit sharing pool to include non-represented employees, along with management and salaried employees. Under the Plan, as amended, the "executive group" (consisting of the Chief Executive Officer, Chief Financial Officer, Vice President Columbus Operations and Vice President of Sales and Marketing) share in 25% of the pool while the remaining "salary group" shares in 60% of the pool. The non-represented group shares in 15% of the pool.

The foregoing description is subject to, and qualified in its entirety by, the Core Molding Technologies, Inc. Cash Profit Sharing Plan, as amended December 16, 2004, filed as an exhibit hereto, which exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 - Core Molding Technologies, Inc. Cash Profit Sharing Plan, as amended December 16, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

December 22, 2004	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Treasurer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Core Molding Technologies, Inc. Cash Profit Sharing Plan, as amended December 16, 2004.